Exhibit Number
99.2
Regulation FD Disclosure
The following unaudited condensed consolidated statements of operations and selected operating data for Triad Hospitals, Inc., (“Triad”), are being provided to supplement the information that will be discussed on the Community Health Systems, Inc., conference call scheduled for July 31, 2007. Certain unaudited financial information relating to Triad for the three months and six months ended June 30, 2007, has not been and is not required to be filed by Triad with the SEC because on July 25, 2007, following the Community Health Systems’ acquisition of Triad, Triad filed with the Securities Exchange Commission (the “SEC”) a Form 15 — 12B which suspended Triad’s duty to file such information. This information has been prepared and reviewed by Triad’s senior management in place prior to that acquisition and had been prepared on a basis consistent with the December 31, 2006 audited financial statements of Triad.
Triad Hospitals, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	For the Three Months Ended June 30,
	2007		2006
		% of		% of
	Amount	Revenue	Amount	Revenue

Revenues	$1,485,176	100.0%	$1,378,067	100.0%

Salaries and benefits, including share-based compensation expense of $7,900 and $6,900 for the three months ended June 30, 2007 and 2006	615,569	41.5%	553,853	40.2%
Reimbursable expenses	11,924	0.8%	12,206	0.9%
Supplies	251,507	16.9%	234,538	17.0%
Other operating expenses (a)	306,008	20.6%	272,353	19.8%
Provision for doubtful accounts	155,489	10.5%	128,209	9.3%
Depreciation	60,143	4.0%	55,527	4.0%
Amortization	1,895	0.1%	2,109	0.2%
Interest expense, net	23,813	1.6%	23,773	1.7%
ESOP expense	3,976	0.3%	3,056	0.2%
(Gain) loss on sales of assets	(55)	0.0%	(531)	0.0%

Total operating expenses	1,430,269	96.3%	1,285,093	93.3%

Income from continuing operations before minority interest, equity in earnings and income tax provision	54,907	3.7%	92,974	6.7%
Minority interest in earnings of consolidated entities	(5,991)	-0.4%	(5,106)	-0.3%
Equity in earnings of unconsolidated affiliates	9,481	0.6%	9,790	0.7%

Income from continuing operations before income tax provision	58,397	3.9%	97,658	7.1%
Income tax provision	(28,219)	-1.9%	(37,632)	-2.7%

Income from continuing operations	30,178	2.0%	60,026	4.4%
Income from discontinued operations, net of tax	212	0.0%	51	0.0%

Net income	$30,390	2.0%	$60,077	4.4%

Footnotes on page 3.

Exhibit Number
99.2 Continued
Triad Hospitals, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	For the Six Months Ended June 30,
	2007		2006
		% of		% of
	Amount	Revenue	Amount	Revenue

Revenues	$2,975,910	100.0%	$2,747,265	100.0%

Salaries and benefits, including share-based compensation expense of $16,000 and $13,700 for the six months ended June 30, 2007 and 2006	1,230,591	41.4%	1,111,382	40.5%
Reimbursable expenses	24,582	0.8%	25,954	0.9%
Supplies	505,762	17.0%	471,750	17.2%
Other operating expenses (a)	610,284	20.5%	525,430	19.1%
Provision for doubtful accounts	303,564	10.2%	248,874	9.1%
Depreciation	119,363	4.0%	108,781	4.0%
Amortization	3,876	0.1%	3,597	0.1%
Interest expense, net	48,225	1.6%	47,414	1.7%
ESOP expense	7,504	0.3%	6,099	0.2%
(Gain) loss on sales of assets	388	0.0%	(614)	0.0%

Total operating expenses	2,854,139	95.9%	2,548,667	92.8%

Income from continuing operations before minority interest, equity in earnings and income tax provision	121,771	4.1%	198,598	7.2%
Minority interest in earnings of consolidated entities	(12,831)	-0.4%	(9,984)	-0.4%
Equity in earnings of unconsolidated affiliates	23,608	0.8%	19,824	0.8%

Income from continuing operations before income tax provision	132,548	4.5%	208,438	7.6%
Income tax provision	(60,710)	-2.1%	(80,552)	-2.9%

Income from continuing operations	71,838	2.4%	127,886	4.7%
Income (loss) from discontinued operations, net of tax	(384)	0.0%	15,279	0.5%

Net income	$71,454	2.4%	$143,165	5.2%

Footnotes on page 3.

Exhibit Number
99.2 Continued
Triad Hosptials, Inc.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change

Consolidated Data:
Number of hospitals (at end of period)(b)	51	49		51	49
Admissions	87,843	85,818	2.4%	179,717	174,344	3.1%
Adjusted admissions	154,283	147,448	4.6%	310,098	295,935	4.8%
Adjusted EBITDA(a)(c)	$154,160	$186,698	-17.4%	$324,735	$383,700	-15.4%
Adjusted EBITDA as a % of revenues	10.4%	13.5%		10.9%	14.0%
Net cash provided by operating activities	$111,536	$36,700		$215,779	$132,900

Same-Store Data(d):
Revenue	$1,443,345	$1,378,067	4.8%	$2,823,977	$2,680,332	5.4%
Admissions	86,237	85,818	0.5%	171,112	168,749	1.4%
Adjusted admissions	150,241	147,448	1.9%	292,337	285,523	2.4%

(a)	Includes merger transaction costs of approximately $10,500 and $20,900 for the three months and six months ended June 30, 2007, respectively.

(b)	Number of hospitals excludes facilities designated as discontinued operations and facilities under construction. This table does not include any operating statistics for facilities designated as discontinued operations and non-consolidating joint ventures.

(c)	EBITDA consists of income from continuing operations before interest, taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude ESOP expense, (gain) loss of sales of assets, discontinued operations and minority interest in earnings. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

(d)	Includes acquired hospitals to the extent Triad operated them during comparable periods in both years.

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